UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2008

KEY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21820	93-0822509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Avery Street
Walla Walla, Washington 99362
(Address of principal executive offices) (Zip Code)

(509) 529-2161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On July 23, 2008, Key Technology, Inc. (the “Company”) announced the prospective employment of Edward A. Wagner as Senior Vice President of Global Operations of the Company.

Mr. Wagner, 60, has served in a full-time consulting capacity as an operations specialist for Amtech Systems Inc. since August 2006.  From July 2004 to December 2005, Mr. Wagner was the Vice President and General Manager of VEECO Instruments Inc.’s Slider Division, from January 2004 to June 2004 he worked for MEMC Electronic Materials, Inc. as the Intel World Wide Account Director, and from March 2003 to September 2003 he was the President and CEO of Intrabay Automation.

Mr. Wagner will be employed under the terms of a letter agreement dated July 16, 2008 and is expected to join the Company on July 28, 2008.  His base salary will be $210,000 per year.  In connection with his employment, Mr. Wagner will receive a grant of 6,575 shares of restricted stock.  The restricted stock will be granted pursuant to the Company's standard restricted stock agreement.  One-third of these restricted shares will vest annually based on continued employment over a three-year period.  Two-thirds of these restricted shares will vest based upon both (i) Mr. Wagner’s achievement of financial performance criteria determined by the Compensation Committee of the Board of Directors during the performance period ending September 30, 2011 and (ii) continued employment with the Company through December 15th following the completion of the performance period.  Beginning with the 2009 fiscal year, Mr. Wagner will be eligible to participate in an annual executive incentive plan with a potential payout up to 120% of base salary based on financial performance, 75% upon reaching a target threshold and an additional 45% upon exceeding the defined target.  The Company will pay for Mr. Wagner’s relocation expenses in relocating to Walla Walla, Washington, a $40,000 housing allowance and an Incidental Relocation Expense Allowance in the amount of $50,000.  Mr. Wagner will also receive Company-provided health, dental, life and disability insurance and be eligible to participate in the Company's 401(k) Plan, as well as the Employee Stock Purchase Plan.

The employment agreement between the Company and Mr. Wagner is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits

(d)           Exhibits.

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.                                Description

10.1	Employment Agreement, dated July 16, 2008, between the Company and Mr. Edward A. Wagner

99.1	Press Release, dated July 23, 2008, titled "Key Technology Appoints Mr. Edward A. Wagner as Senior Vice President of Global Operations"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEY TECHNOLOGY, INC.

/s/ John J. Ehren
John J. Ehren
Chief Financial Officer and Senior Vice President

Dated: July 28, 2008

EXHIBIT INDEX

Exhibit No.                             Description

10.1	Employment Agreement, dated July 16, 2008, between the Company and Mr. Edward A. Wagner

99.1	Press Release, dated July 23, 2008, titled "Key Technology Appoints Mr. Edward A. Wagner as Senior Vice President of Global Operations"